FOR IMMEDIATE RELEASE

March 2, 2010

Contact:  Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES BUY OUT OF MINORITY INTEREST

FREEHOLD, NJ, March 2, 2010........Monmouth Real Estate Investment Corporation (NASDAQ/MNRTA) announced the acquisition of the remaining 35% minority interest in Jones EPI, LLC (Jones EPI), a Delaware limited liability company, for approximately $949,000.  Jones EPI owns a 92,000 square foot industrial building in El Paso, Texas, leased to FedEx Ground Package Systems, Inc., through 2015.  The minority interest was purchased from Jones Willmar, LLC, a Missouri limited liability company, which constructed the building for the tenant in 2005.  Prior to this acquisition, the Company owned 65% of Jones EPI.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties.  The Company’s portfolio consists of sixty-one industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

# # # # #